Exhibit 99.1

Cadre Holdings Reports Third Quarter 2021 Financial Results

Expanded Gross Profit Margin and Adjusted EBITDA Margin

Completed Initial Public Offering, Raising Gross Proceeds of $89.7 million; Announced Quarterly Cash Dividend

JACKSONVILLE, Fla., December 2, 2021 – Cadre Holdings, Inc. (NYSE: CDRE) ("Cadre" or "the Company"), a global leader in the manufacturing and distribution of safety and survivability equipment for first responders, announced today its consolidated operating results for the three and nine months ended

September 30, 2021.

Third Quarter and Nine Month 2021 Highlights

•	Net sales of $98.7 million for the third quarter; net sales of $323.8 million for the nine months ended September 30, 2021
•	Gross profit margin of 39.8% for the third quarter; gross profit margin of 40.6% for the nine months ended September 30, 2021
•	Net loss of $5.3 million, or $0.19 per share, for the third quarter; net income of $8.4 million, or $0.30 per share, for the nine months ended September 30, 2021. Both periods reflect a $15.2 million loss on the extinguishment of debt incurred from the execution of a new credit agreement
•	Adjusted EBITDA of $15.4 million for the third quarter; Adjusted EBITDA of $56.1 million for the nine months ended September 30, 2021
•	Cadre generated LTM Adjusted EBITDA of $71.6 million for the period ended September 30, 2021
•	Adjusted EBITDA margin of 15.6% for the third quarter; Adjusted EBITDA margin of 17.3% for the nine months ended September 30, 2021
•	Declared quarterly cash dividend of $0.08 per share in November 2021

“Our third quarter and year to date 2021 financial results highlight Cadre’s ongoing success capitalizing on our leading positions in large and growing markets with recurring demand characteristics, as well our ability to generate strong operating cash flow,” said Warren Kanders, CEO and Chairman. “We continue to build on Cadre’s impressive track record of margin expansion and have improved gross profit and Adjusted EBITDA margins in the year to date period by 250 and 300 basis points, respectively.”

Mr. Kanders continued, “With the recent completion of our successful IPO, we have achieved an important milestone in our company’s storied history that dates back over 55 years. We believe that we are in a strong position to take advantage of the attractive tailwinds driving demand for Cadre’s mission critical first responder products, as we focus on seeking to accelerate growth organically, as well as through our robust acquisition pipeline. As part of our disciplined capital allocation approach, we are also pleased to have implemented a regular quarterly dividend policy.”

Third Quarter and Nine Month 2021 Operating Results

For the quarter ended September 30, 2021, Cadre generated net sales of $98.7 million, as compared to $105.7 million for the quarter ended September 30, 2020.

For the nine months ended September 30, 2021, Cadre generated net sales of $323.8 million, as compared to $297.0 million for the nine months ended September 30, 2020.

For the quarter ended September 30, 2021, Cadre generated gross profit of $39.3 million, as compared to $40.0 million for the prior year period. For the nine months ended September 30, 2021, Cadre generated gross profit of $131.5 million, as compared to $113.2 million for the prior year period.

Gross profit margin was 39.8% for the quarter ended September 30, 2021, as compared to 37.8% for the prior year period, mainly driven by favorable pricing and product mix.

Gross profit margin was 40.6% for the nine months ended September 30, 2021, as compared to 38.1% for the prior year period, mainly driven by favorable pricing and product mix.

Net loss was $5.3 million for the quarter ended September 30, 2021, as compared to net income of $6.4 million for the three months ended September 30, 2020, primarily as a result of a loss on extinguishment of debt of $15.2 million in connection with the execution of a new credit agreement during the quarter ended September 30, 2021.

Net income was $8.4 million for the nine months ended September 30, 2021, as compared to $22.7 million for the nine months ended September 30, 2020, primarily as a result of a loss on extinguishment of debt, an increase in provision for income taxes due to the release of a valuation allowance on a portion of the Company’s deferred tax assets in December 2020 and non-recurring transactions recognized in the period ended September 30, 2020, offset by improvements in gross profit due to increased sales, favorable pricing and product mix.

Cadre generated $15.4 million of Adjusted EBITDA for the quarter ended September 30, 2021, as compared to $15.0 million for the quarter ended September 30, 2020. Adjusted EBITDA margin was 15.6% for the quarter ended September 30, 2021, as compared to 14.2% for the prior year period,

Cadre generated $56.1 million of Adjusted EBITDA for the nine months ended September 30, 2021, as compared to $42.5 million for the prior year period. Adjusted EBITDA margin was 17.3% for the nine months ended September 30, 2021, as compared to 14.3% for the prior year period.

Product segment gross margin was 40.5% for the third quarter and 41.6% for the nine months ended September 30, 2021.

Distribution segment gross margin was 24.6% for the third quarter and 25.2% for the nine months ended September 30, 2021.

Liquidity, Cash Flows and Capital Allocation

Cadre’s cash and cash equivalents increased by $12.4 million from $2.9 million as of December 31, 2020, to $15.3 million as of September 30, 2021. Capital expenditures totaled $0.7 million for the third quarter and $2.2 million for the nine months ended September 30, 2021, compared with $1.3 million for the third quarter and $3.9 million for the nine months ended September 30, 2020. Net debt increased by $13.1 million from $212.8 million as of December 31, 2020, to $225.9 million as of September 30, 2021.

During the quarter, the Company refinanced its existing credit facilities and closed on a new credit agreement that included a term loan, under which Cadre borrowed $200 million, and may borrow up to $100 million under a revolving credit facility. Both loans mature on July 23, 2026.

On November 3, 2021, the Company completed the closing of its initial public offering (“IPO”) of 6.9 million shares, including the full exercise of the underwriters’ option, at a price to the public of $13.00 per share, for net proceeds of approximately $78.3 million.

On November 9, 2021, the Company utilized proceeds received in connection with the IPO and repaid $38.9 million and $20.5 million, respectively, of borrowings outstanding under its current term loan and revolving credit facility.

Dividend

On November 11, 2021, the Company announced that its Board of Directors approved the initiation of a quarterly cash dividend policy of $0.08 per share of the Company’s common stock or $0.32 per share on an annualized basis. Cadre's first dividend payment will be made on December 7, 2021, to shareholders of record as of the close of business on November 22, 2021. The declaration of any future dividend is subject to the discretion of the Company’s Board of Directors.

Conference Call

Cadre management will host a conference call on Thursday, December 2, 2021, at 5:00 PM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (844)-200-6205 and the dial-in number for international callers is (929)-526-1599. The access code for all callers is 996677. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through December 16, 2021. To access the replay, please dial 866 813 9403 in the U.S. or +44 204 525 0658 if outside the U.S., and then enter the access code 515899.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety and survivability products for first responders. Cadre’s equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company’s core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized by domestic and international first responders in state and local law enforcement, fire and rescue, explosive ordnance disposal, emergency medical technicians, as well as numerous federal agencies and foreign government agencies in 104 countries. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin, and (iv) LTM adjusted EBITDA . The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) EBITDA, (ii) adjusted EBITDA, (iii) adjusted EBITDA margin, and (iv) LTM adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in in the markets in which we operate, including foreign countries. More information on potential factors that could affect the Company's financial results are more fully described in our prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on November 5, 2021, and will be included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins
Cadre Holdings, Inc.
203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$15,275	$2,873
Accounts receivable, net of allowance for doubtful accounts of $624 and $1,113, respectively	42,230	43,646
Inventories	71,067	60,923
Prepaid expenses	9,212	6,665
Other current assets	5,859	3,362

Total current assets	143,643	117,469

Property and equipment, net of accumulated depreciation and amortization of $37,510 and $33,643, respectively	33,780	35,437
Deferred tax assets, net	11,696	12,900
Intangible assets, net	44,459	51,009
Goodwill	66,227	66,314
Other assets	2,219	150

Total assets	$302,024	$283,279

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$21,890	$21,978
Accrued liabilities	40,238	36,004
Income tax payable	2,505	1,005
Current portion of long-term debt	12,904	3,496

Total current liabilities	77,537	62,483

Long-term debt	212,946	209,310
Deferred tax liabilities	2,430	2,085
Other liabilities	1,774	550

Total liabilities	294,687	274,428

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021 and December 31, 2020)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 27,483,350 issued and outstanding as of September 30, 2021 and December 31, 2020)	3	3
Additional paid-in capital	48,670	48,670
Accumulated other comprehensive loss	(2,747)	(2,860)
Accumulated deficit	(38,589)	(36,962)

Total shareholders’ equity	7,337	8,851

Total liabilities, mezzanine equity and shareholders' equity	$302,024	$283,279

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net sales	$98,654	$105,735	$323,751	$297,019
Cost of goods sold	59,346	65,739	192,256	183,869
Gross profit	39,308	39,996	131,495	113,150

Operating expenses
Selling, general and administrative	27,673	26,908	87,168	79,963
Restructuring and transaction costs	(49)	171	1,491	3,143
Related party expense	142	159	437	480
Other general income	—	—	—	(10,950)
Total operating expenses	27,766	27,238	89,096	72,636
Operating income	11,542	12,758	42,399	40,514
Other expense
Interest expense	(3,464)	(5,668)	(14,129)	(18,275)
Loss on extinguishment of debt	(15,155)	—	(15,155)	—
Other (expense) income, net	(352)	(213)	(881)	1,925

Total other expense, net	(18,971)	(5,881)	(30,165)	(16,350)

(Loss) income before provision for income taxes	(7,429)	6,877	12,234	24,164
Benefit (provision) for income taxes	2,123	(430)	(3,861)	(1,491)

Net (loss) income	$(5,306)	$6,447	$8,373	$22,673

Net (loss) income per share:
Basic	$(0.19)	$0.23	$0.30	$0.82
Diluted	$(0.19)	$0.23	$0.30	$0.82
Weighted average shares outstanding:
Basic	27,483,350	27,483,350	27,483,350	27,483,350
Diluted	27,483,350	27,483,350	27,483,350	27,483,350

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash Flows From Operating Activities:
Net income	$8,373	$22,673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,426	11,207
Amortization of original issue discount and debt issue costs	2,483	1,012
Loss on extinguishment of debt	15,155	—
Non cash consideration received from sale of business	—	(6,821)
Deferred income taxes	1,533	125
Gain on sale of fixed assets	—	(6,218)
Provision for losses on accounts receivable	(254)	(130)
Foreign exchange loss (gain)	45	(752)
Changes in operating assets and liabilities:
Accounts receivable	1,549	10,922
Inventories	(10,261)	(4,902)
Prepaid expenses and other assets	(4,642)	(2,332)
Accounts payable and other liabilities	6,582	3,408
Net cash provided by operating activities	30,989	28,192
Cash Flows From Investing Activities:
Purchase of property and equipment	(2,225)	(3,913)
Proceeds from disposition of property and equipment	—	12,386
Proceeds from sale of equity securities	—	5,591
Net cash (used in) provided by investing activities	(2,225)	14,064
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	248,000	281,730
Principal payments on revolving credit facilities	(223,132)	(283,887)
Proceeds from term loans	198,735	—
Principal payments on term loans	(224,547)	(40,841)
Proceeds from insurance premium financing	4,269	2,733
Principal payments on insurance premium financing	(2,611)	(1,998)
Payment of capital leases	(32)	(35)
Payments for debt issuance costs	(2,830)	—
Payments on extinguishment of debt	(4,215)	—
Dividends distributed	(9,996)	—
Net cash used in financing activities	(16,359)	(42,298)
Effect of foreign exchange rates on cash and cash equivalents	(3)	6
Change in cash and cash equivalents	12,402	(36)
Cash and cash equivalents, beginning of period	2,873	2,520
Cash and cash equivalents, end of period	15,275	2,484

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three months ended September 30, 2021
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$83,918	$21,507	$(6,771)	$98,654
Cost of goods sold	49,896	16,220	(6,770)	59,346
Gross profit	$34,022	$5,287	$(1)	$39,308

	Three months ended September 30, 2020
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$88,858	$23,690	$(6,813)	$105,735
Cost of goods sold	54,325	18,273	(6,859)	65,739
Gross profit	$34,533	$5,417	$46	$39,996

	Nine months ended September 30, 2021
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$274,039	$69,086	$(19,374)	$323,751
Cost of goods sold	159,924	51,696	(19,364)	192,256
Gross profit	$114,115	$17,390	$(10)	$131,495

	Nine months ended September 30, 2020
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$251,441	$62,707	$(17,129)	$297,019
Cost of goods sold	153,233	47,897	(17,261)	183,869
Gross profit	$98,208	$14,810	$132	$113,150

(1) Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(in thousands)
Net (loss) income	$(5,306)	$6,447	$8,373	$22,673
Add back:
Depreciation and amortization	3,406	3,537	10,426	11,207
Interest expense	3,464	5,668	14,129	18,275
Provision for income taxes	(2,123)	430	3,861	1,491
EBITDA	$(559)	$16,082	$36,789	$53,646
Add back:
Restructuring and transaction costs(1)	(49)	171	1,491	3,143
Other general income(2)	—	—	—	(10,950)
Loss on extinguishment of debt(3)	15,155	—	15,155	—
Other (expense) income, net(4)	352	213	881	(1,925)
Contingent consideration(5)	—	(1,427)	—	(1,427)
LTIP bonus(6)	520	—	1,804	—
Adjusted EBITDA	$15,419	$15,039	$56,120	$42,487
Less: Capital expenditures	(719)	(1,275)	(2,225)	(3,913)
Adjusted EBITDA less capital expenditures	$14,700	$13,764	$53,895	$38,574
Adjusted EBITDA conversion rate	95%	92%	96%	91%
Adjusted EBITDA margin	15.6%	14.2%	17.3%	14.3%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations, which primarily includes transaction costs composed of legal and consulting fees.

(2)	Reflects the “Other general income” line item on our consolidated statement of operations and includes a gain from a long-lived asset sale as well as earn-out stock payments for the nine months ended September 30, 2020.

(3)	Reflects a loss incurred in connection with the August 2021 debt refinance.

(4)	Reflects the “Other (expense) income, net” line item on our consolidated statement of operations. For the three and nine months ended September 30, 2021, other (expense) income, net primarily includes losses on foreign currency transactions. For the three and nine months ended September 30, 2020, other (expense) income, net primarily includes gains on foreign exchange transactions and unrealized gains on an investment in equity securities.

(5)	Reflects a gain on the settlement of contingent consideration.

(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.

(7)	Reflects Adjusted EBITDA / Net sales for the relevant periods.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED

(Unaudited)

(In thousands)

	Year Ended December 31, 2020	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2021	LTM September 30, 2021
(in thousands)
Net (loss) income	$38,453	$22,673	$8,373	$24,153
Add back:
Depreciation and amortization	14,733	11,207	10,426	13,952
Interest expense	24,388	18,275	14,129	20,242
Provision for income taxes	(10,578)	1,491	3,861	(8,208)
EBITDA	$66,996	$53,646	$36,789	$50,139
Add back:
Restructuring and transaction costs(1)	5,822	3,143	1,491	4,170
Other general income(2)	(10,950)	(10,950)	-	-
Loss on extinguishment of debt(3)	200	-	15,155	15,355
Other (expense) income, net(4)	(2,659)	(1,925)	881	147
Contingent consideration(5)	(1,427)	(1,427)	-	-
LTIP bonus(6)	-	-	1,804	1,804
Adjusted EBITDA	$57,982	$42,487	$56,120	$71,615
Adjusted EBITDA margin	14.3%	14.3%	17.3%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations, which primarily includes transaction costs composed of legal and consulting fees.

(2)	Reflects the “Other general income” line item on our consolidated statement of operations and includes a gain from a long-lived asset sale as well as earn-out stock payments for the nine months ended September 30, 2020.

(3)	Reflects a loss incurred in connection with the August 2021 debt refinance.

(4)	Reflects the “Other (expense) income, net” line item on our consolidated statement of operations. For the three and nine months ended September 30, 2021, other (expense) income, net primarily includes losses on foreign currency transactions. For the three and nine months ended September 30, 2020, other (expense) income, net primarily includes gains on foreign exchange transactions and unrealized gains on an investment in equity securities.

(5)	Reflects a gain on the settlement of contingent consideration.

(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.

(7)	Reflects Adjusted EBITDA / Net sales for the relevant periods.